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                                                                  Exhibit 23.2

                          CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (333-01574), (333-12789) and (333-24581); on Form S-3
(333-10383) and (333-14025); and on Form S-4 (333-13133) of U.S. Office
Products Company of our report dated May 23, 1996, except for Note N as to which the date is October 14, 1996, relating to the financial statements of Bay State Computer Group, Inc., included in U.S. Office Products Company's Annual Report on Form 10-K/A Amendment No. 1 for the year ended April 26, 1997.

/s/PARENT, MCLAUGHLIN & NANGLE

Boston, Massachusetts
August 18, 1997